Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. (No. 333-233431) on Form S-8 of our report dated September 28, 2020 (except for the effect of the restatement disclosed in Note 2, as to which the date is February 22, 2021), appearing in this Annual Report on Form 10-K/A of Pioneer Bancorp, Inc. relating to the consolidated financial statements for the two years ended June 30, 2020.

/s/ Bonadio & Co., LLP

Syracuse, New York

February 22, 2021